AMENDMENT NO. 6 TO ASSET PURCHASE AGREEMENT dated as of
          September 19, 1997, between BRADLEY PHARMACEUTICALS, INC., a New Jersey corporation ("Purchaser"), and BERLEX LABORATORIES, INC., a Delaware corporation ("Seller", and, together with Purchaser, the "Parties").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


               WHEREAS, Purchaser and Seller previously entered into an Asset Purchase Agreement dated as of November 10, 1993 as amended by Amendment Nos. 1 and 2 thereto, by letter agreement dated December 11, 1995, by Amendment No. 4 thereto dated as of January 5, 1996, by Amendment No. 5 thereto ("Amendment No. 5") dated as of December 23, 1996 and by letter agreement (the "Letter Agreement") dated May 12, 1997 (collectively, the "Original Asset Purchase Agreement"), and desire to further amend the Original Asset Purchase Agreement as provided herein (the Original Asset Purchase Agreement as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time is hereinafter referred to as the "Agreement").


                                      AGREEMENT:
                                      ---------


               NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties agree as follows:

          I.   Defined Terms.
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               1.   Capitalized terms used and not defined herein and
          defined in the Original Asset Purchase Agreement shall have the meanings ascribed to such terms in the Original Asset Purchase Agreement. When used in the Agreement, the term "Agreement" means the Agreement as defined above.

               2.   The following definitions shall be added to Section
          1.01 of the Agreement:

                         "Amendment No. 6" shall mean Amendment No. 6
               to the Agreement.

                         "Class A Stock" shall mean the class A common
               capital stock of Purchaser.

                         "Class B Stock" shall mean the class B common
               capital stock of Purchaser.

                         "1997 Shares" shall mean four hundred fifty
               thousand (450,000) shares of Class A Stock to be issued by Purchaser to Seller pursuant to the Letter Agreement and this Amendment No. 6.

                         "Rule 144" shall mean Rule 144 promulgated under
               the Securities Act of 1933, as amended.

                         "Warrant" shall mean the Warrant in the form
               attached hereto as Exhibit A, with such modifications
                                  ---------
               as the parties shall have agreed to in writing on or before the issuance thereof pursuant to Section 6.16 of the Agreement.

                         "Warrant Shares" shall mean the shares of
               Class A Stock to be issued by Purchaser upon the exercise of any of the Warrants.

               3. The term "Effective Date" shall mean the date on which this Amendment No. 6 is effective and all of the conditions precedent to the effectiveness hereof as described at Section 11 of this Amendment No. 6 shall have occurred.

          II.  Payment.  1.   Section 2.03(g) of the Agreement is hereby
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          amended and restated in its entirety as follows:

               "(g) Purchaser shall pay and deliver to Seller:

                         a.   the sum of $1.15 million, plus accrued
                    interest thereon in accordance with the terms of the Agreement in the amount of $73,954.45, which shall be paid via wire transfer of immediately available funds to an account designated by Seller on the Effective Date (the "Effective Date Payment"); and

                         b.   certificates representing the 1997
                    Shares which shall be delivered to Seller on the Effective Date (evidencing forty-five thousand (45,000) shares each, i.e. ten (10) certificates).

                    Upon the payment in full and the delivery of the 1997 Shares by Purchaser in accordance with this Subsection 2.03(g), Seller's security interest in the Collateral described in the Trademark Security Agreement shall terminate. Seller shall take all steps reasonably necessary or desirable to effect a release of such security interests. Purchaser hereby acknowledges that the 1997 Shares have value as of the date hereof and are a material part of the consideration to be received by Seller.

               2. The provisions of Section 2.03(l) of the Agreement is hereby amended and restated in its entirety as follows:

               "For all purposes of the Agreement (including, without limitation, Sections 11.01(i) and 11.02 of the Agree-
               ment), (a) Purchase Price payment or Purchase Price payments or Purchase Price Payments shall mean the payment required pursuant to clause (g)(i), and (b) the payment referred to in the immediately preceding clause
               (a) constitutes part of the Purchase Price. Unless otherwise stated in writing by Seller, the account designated by Seller to which the Effective Date Payment and any other payments due hereunder shall be made is an account in the name of Berlex Laboratories, Inc., Mellon Bank, Pittsburgh, PA, Account No. #0009902, ABA #043000261."

          III. Restriction on Transfer of Class B Stock.     Purchaser
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          hereby acknowledges that Daniel Glassman has agreed not to encumber, pledge, sell or otherwise transfer any interest in any Class B Stock directly owned by him (other than a transfer of his Class B Stock upon death to his family member or affiliate who is then a holder of Class B Stock, which transferred Class B Stock shall continue to be subject to the restrictions contained in this Section 3) until such time as (a) a Registration Statement relating to the Shares and the 1997 Shares has been declared effective by the Commission, and (b) the Warrant has been issued, in each case in accordance with the terms hereof. Purchaser hereby agrees to use its best efforts not to permit the transfer of any such Class B Stock until the events described in clauses
          (a) and (b) above have occurred and represents that as of the date hereof, Dan Glassman directly owns 254,311 shares of Class B Stock. Purchaser hereby agrees to place a legend with respect to the foregoing (which shall be reasonably acceptable to Seller) on all Class B Stock directly owned by Daniel Glassman.

          IV.  Restrictions on Transfer of 1997 Shares.  Seller
               ---------------------------------------
          acknowledges that the 1997 Shares cannot be sold or transferred except pursuant to an effective registration statement under the Act as defined in Section 5 of this Amendment No. 6 or a valid exemption from such registration. Seller agrees that prior to Seller offering for sale, transfer or assignment some or all of the 1997 Shares in a private sale (which shall be deemed to exclude sales pursuant to Rule 144) either through a sale on NASDAQ or on a national securities exchange (an "Open Market Sale") or a sale at which the price per share is determined or to be determined by an agreement, written or otherwise, between Seller and the prospective buyer of such shares, not on NASDAQ or on a national securities exchange (an "Agreed Upon Sale"), (1997 Shares to be offered for sale by Seller are herein referred to as the "Offered Shares"), Seller shall provide Purchaser with the opportunity to purchase the Offered Shares at the Sales Price (herein defined). Purchaser shall exercise such opportunity by making payment of cash to Seller within five (5) Business Days from Purchaser's receipt of the Sales Notice (herein defined) provided that Purchaser shall, at Seller's request, provide prior to such payment evidence reasonably satisfactory to Seller that
          (A) the purchase of such Offered Shares by Purchaser will not constitute a purchase in violation of applicable corporate or other applicable law and (B) there will not occur within ninety-one (91) days after the date of such payment any of the events described in Section 11.01(iv) or (v) hereof. In the event Seller makes such a request, such five (5) Business Day period shall be extended by such time as is reasonably required for Purchaser to comply with (A) and (B) above (but in no event more than two (2) additional Business Days). If Purchaser fails to pay for the Offered Shares within five (5) Business Days (as the same may be extended) of Purchaser's receipt of the Sales Notice, Seller may sell such Offered Shares during the next thirty (30) days, in the case of an Agreed Upon Sale, or ninety (90) days in the case of an Open Market Sale, free of any right whatsoever of Purchaser to purchase the Offered Shares; provided however, that the sale of the Offered Shares shall, on an Open Market Sale, be made on NASDAQ or on a national securities exchange and in the event of an Agreed Upon Sale be made at a price not less than the Offer Price (as defined below). In the event Seller does not sell the Offered Shares within such thirty (30) (or ninety (90)) day period, the rights contained in this Section 4 shall continue to apply to any proposed private sale by Seller of the Shares as if no Sales Notice had been given. "Sales Price" means (i) in the case of an Open Market Sale, the price per share which is equal to the average of the bid and asked price published in the Wall Street Journal on the Business Day before the Sales Notice is sent by Seller to Purchaser (or if there is no bid and asked price on such last Business Day, on the most recent day on which a bid and asked price had been published in the Wall Street Journal) or (ii) in the case of an Agreed Upon Sale, the price per share at which Seller proposes to sell the Offered Shares (the "Offered Price"). The Sales Notice shall be a written notice entitling Purchaser to purchase the Offered Shares within such five Business Day period and may be sent to Purchaser by fax, overnight mail (by federal express, DHL or some other similar service), personal delivery and/or certified mail, return receipt requested and, in the case of an Agreed Upon Sale, contain the price per share at which Seller proposes to sell the Offered Shares. Purchaser's right to buy the Offered Shares shall not apply if the Purchaser's common stock is not listed on NASDAQ or any national securities exchange. The only restrictive legend to be included on the 1997 Shares shall be the following legend: "The shares of Class A Common Stock represented by the Certificate have not been registered under the Securities Act of 1933, and cannot be sold or transferred unless and until they are so registered, or unless an exemption is then available." Upon the request of Seller, after (a) the effectiveness of a Registration Statement relating to the Shares and the 1997 Shares, or, (b) with respect to a sale made in compliance with Rule 144, after Seller has delivered to Purchaser an opinion of counsel reasonably satisfactory to Purchaser to the effect that such sale or transfer is exempt from registration under the Act as defined in Section 5 of this Amendment No. 6, such restrictive legend shall be removed from the Certificates then owned by Seller. No buyer of any of the 1997 Shares shall have any obligation to determine whether Seller has complied with the provisions of Section 4 hereof and no claim can be asserted against any such buyer in connection therewith, provided that the preceding part of this sentence shall not in any manner excuse any breach by Seller of its obligations to comply with Section 4 hereof. Once the 1997 Shares are sold to a third party, Purchaser shall have no rights under this Section 4 hereof with respect to such transferred Shares.

          V.   Registration Rights.
               -------------------

                    A.   Defined Terms. As used in this Section 5 the
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          following terms shall have the following respective meanings:

                         1. "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time;

                         2. "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the securities laws;

                         3.   "Prospectus" shall mean any preliminary
          Prospectus and final Prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the Commission;

                         4.   "Registration Expenses" shall mean all
          expenses arising out of or related to the preparation, filing, amendment(s) and supplementing(s) of a Registration Statement, provided, however, that Registration Expenses shall not include underwriting commission, fees and discounts, if any, attributable solely to the inclusion of Seller's shares in such Registration Statement, and any legal fees and disbursements for counsel to Seller;

                         5. "Registration Statement" shall mean a regis-tration statement filed by the Purchaser with the Commission for a public offering and sale of securities of the Purchaser.

                         6. "Shares" shall have the meaning given it in Amendment No. 5.

                    B.   Purchaser's Registration.  1. Purchaser agrees
                         ------------------------
          that at Purchaser's sole expense, Purchaser shall, (i) use its best efforts to file, on or prior to September 30, 1997, on its behalf and on behalf of Seller with respect to the Shares and the 1997 Shares a Registration Statement in accordance with the Act; and (ii) use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon thereafter as reasonably practicable, but in all events use its best efforts to cause such Registration Statement to be declared effective not later than September 19, 1998.

                         2. Purchaser agrees that at Purchaser's sole expense, Purchaser shall, (i) no later than one hundred twenty
          (120) days following a written demand from Seller for registration, which demand may only be made during the three (3) year period commencing on the first day that the Warrant is exercised, file on its behalf and on behalf of Seller with respect to the Warrant Shares specified in such demand a Registration Statement in accordance with the Act; and (ii) use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon thereafter as reasonably practicable, but in all events use its best efforts to cause such Registration Statement to be declared effective not later than two hundred ten (210) days thereafter. Purchaser shall be obligated to prepare, file and cause to become effective only two (2) Registration Statements pursuant to this Subsection 5.2(b). A registration required to be effected by Purchaser pursuant to Subsection (a) of Amendment No. 6 or this Subsection
          (b) shall not be deemed to have been effected even though a Registration Statement with respect thereto has become effective
          (1) if, after it has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, for any reason not attributable to Seller with respect to such Registration Statement, and has not thereafter become effective or (2) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of Seller with respect to such Registration Statement.

                         3.   If and whenever Purchaser proposes to
          register any of Class A Stock (or securities convertible into or exercisable for Class A Stock) under the Act for its own account or the account of any stockholder of Purchaser (a "Piggyback Registration"), Purchaser shall give prompt notice to Seller of its intention to effect such a registration and, subject to the remainder of this Subsection 5.2(c), shall include in such registration all Shares, 1997 Shares and Warrant Shares with respect to which Purchaser has received a written request from Seller (which request shall specify the number of Shares, 1997 Shares and Warrant Shares for inclusion therein) within thirty
          (30) days after receipt by Seller of Purchaser's notice. If a Piggyback Registration involves an underwritten offering and if the managing underwriter in good faith advises Purchaser (in writing) that in its opinion the number of securities requested to be included in such Piggyback Registration exceeds the number that can be sold in such offering without materially adversely affecting the marketability of such offering or the price at which such securities can be sold, then Purchaser shall be required to include in such Piggyback Registration the maximum number of shares that such underwriter advises can be included, allocated pro rata on the basis on the number of shares each stockholder (including Seller) and Purchaser requests be included in such registration.

                    C.   Registration Procedures. With respect to
                         -----------------------
          Purchaser's obligations under this Section 5, if Purchaser is required to use its best efforts to effect and/or continue the registration of the Shares, the 1997 Shares or the Warrant Shares under the Act (whether in connection with a Piggyback
          Registration or otherwise), the Purchaser shall:

                         1.   File with the Commission a Registration
          Statement with respect to such Shares, 1997 Shares and Warrant Shares under and subject to Subsection 5.4(b) of this Amendment No. 6, use its best efforts to cause that Registration Statement to become and remain effective.

                         2. As expeditiously as possible prepare and file with the Commi(c)^X^A are to undertake the sale and distribution of the Shares, the 1997 Shares and the Warrant Shares to be included in a Registration Statement filed in connection with any registration other than a Piggyback Registration under the provisions of this Section 5.

                         3. Purchaser, in connection with a Piggyback Registration or a demand registration under Subsection 5.2(b) of this Amendment No. 6, shall have the right to require, if the offering is to be underwritten and includes securities being offered for the account of Purchaser, that Seller delay any offering of the Shares, the 1997 Shares and the Warrant Shares to be included on its behalf for a reasonable period of time not to exceed ninety (90) days (the "Delay Period") after the effective date of such Registration Statement (upon Purchaser first having delivered to Seller the written opinion of its managing or principal underwriter to the effect that the inclusion of such securities in the Registration Statement will have a material adverse effect on the marketing of such offering); provided, however, that all officers, directors and five percent (5%) or greater stockholders of Purchaser also delay offering securities to be sold on their behalf for such reasonable period of time. Any additional expenses incurred by reason of the delayed registration of such securities (such as the necessity to file a post-effective amendment) shall be borne solely by Purchaser.

                         4.   Purchaser shall be required to keep the
          Registration Statement effective (for which purpose the Purchaser shall be required to prepare and file such amendments and supple-ments to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective) for the period set forth in Subsection 5.3(b) of this Amendment No. 6, pursuant to which Seller is entitled to sell Shares, 1997 Shares and Warrant Shares.

                         5. In connection with any request for registra-tion and the filing of a Registration Statement, Seller shall be required to furnish Purchaser with all relevant information concerning the proposed method of sale or other disposition of the Shares, the 1997 Shares and the Warrant Shares, the identity and compensation to be paid to any proposed underwriters, if any, to be employed at the election of Seller in connection therewith, and such other information as may be reasonably required by Purchaser to properly prepare and file such Registration Statement in accordance with applicable provisions of the Act (which includes the rules and regulations thereunder). Upon the request of Purchaser, such information shall be furnished by Seller in writing.

                    D.   Expenses.  In connection with or otherwise
                         --------
          relating to registrations on behalf of Seller of any Shares, 1997 Shares or Warrant Shares under the Act pursuant to this Section 5, Purchaser shall pay all Registration Expenses; provided, however, that Seller shall be required to bear that portion of the underwriting commissions, fees and discounts, if any, attributable solely to the inclusion of Shares, 1997 Shares or Warrant Shares in any Registration Statement relating thereto and the inclusion of Shares, 1997 Shares or Warrant Shares in the related filings under state securities or Blue Sky laws; and further provided that Seller shall pay the legal fees and disbursements of counsel to Seller in connection therewith.

                    E.   Indemnification.
                         ---------------

                         1. In connection with or otherwise relating to the registration of any Shares, 1997 Shares or Warrant Shares under the Act pursuant to the provisions of this Amendment No. 6, Purchaser agrees to indemnify and hold harmless and defend Seller, each underwriter, if any, of such Shares, 1997 Shares or Warrant Shares, each other person who controls Seller or any such underwriter within the meaning of the Act, and Seller's officers, directors and counsel from and against any and all losses, claims, damages, liabilities, joint or several, to which Seller, such underwriter, such controlling person or such officers, directors and counsel of Seller may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares, 1997 Shares or Warrant Shares were registered under the Act or any Prospectus contained therein or related thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Seller, such underwriter, such controlling person or such officers, directors and counsel of Seller for any legal or any other fees or expenses reasonably incurred by such Seller, underwriter, controlling person or Seller's officers, directors and counsel in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Purchaser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to Purchaser by the party seeking indemnification.

                         2. In connection with or otherwise relating to the registration of any Shares, 1997 Shares or Warrant Shares under the Act pursuant to the provisions hereof, Seller agrees to indemnify and hold harmless Purchaser, each person who controls Purchaser within the meaning of the Act, and each officer and director of Purchaser from and against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, such controlling person or such officer or director or counsel of Purchaser may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares, 1997 Shares or Warrant Shares were registered under the Act or any Prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to Purchaser by Seller, any person who controls Seller or any officer, director or counsel of Seller specifically for use in connection with the preparation thereof; and will reimburse Purchaser, each such controlling person and each such officer or director for any legal or any other fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                         3.   Each person entitled to indemnification
          hereunder (the "Indemnitee") agrees, as soon as is reasonably practicable after the receipt of notice of any claim or action against it, to notify the party from whom indemnity may be sought hereunder (the "Indemnitor") in writing; provided that any failure to promptly provide such notice shall not excuse the Indemnitor from its obligations hereunder except to the extent the Indemnitor is actually prejudiced thereby. The Indemnitor shall assume the defense of any such claim or action (and the cost thereof) by counsel of the Indemnitor's own choosing, who shall be reasonably satisfactory to the Indemnitee. Each Indemnitee shall have the right to employ separate counsel in connection with any such claim or action and to participate in the handling or defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel has been specifically authorized by the Indemnitor or the Indemnitor shall not have employed counsel to have charge of the defense of such action or claim or such Indemnitee shall have reasonably concluded that there may be defenses available to the Indemnitee (in which case the Indemni-tor shall not have the right to direct the defense of such action on behalf of such Indemnitee), in any of which events such fees and expenses shall be borne by the Indemnitor. The Indemnitor shall be free to settle any claims or action in respect to which indemnity may be sought against it pursuant to this Subsection 5.6(c); provided, however, that the Indemnitor shall not settle any such claim or action if such settlement would result in the imposition against Indemnitee of a judgement, decree or order in the nature of equitable relief or otherwise require an acknowledgement of wrongdoing unless the Indemnitor has obtained the prior written consent of such Indemnitee (which consent shall not be unreasonably withheld).

                    F.   Compliance with Rule 144.  The Purchaser shall
                         ------------------------
          take such actions pursuant to or otherwise in connection with Rule 144 as is necessary to enable the Seller to sell Shares, 1997 Shares and Warrant Shares pursuant to that Rule.

                    G.   Assignment.  Seller's rights under this Section 5
                         ----------
          may be assigned by Seller to a transferee or assignee of any of the Shares, the 1997 Shares and/or the Warrant Shares; provided that Purchaser is given written notice of such assignment at the time of or within a reasonable time after the assignment, stating the name and address of the transferee or assignee and identifying the number of Shares, 1997 Shares and/or Warrant Shares with respect to which such rights of Seller are being assigned.

          VI.  Representations and Warranties of Seller.  Seller represents
               ----------------------------------------
          and warrants to Purchaser as follows:

               1.   Organization and Good Standing; Subsidiary.  Seller is
                    ------------------------------------------
          a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified as a foreign corporation in good standing and is authorized to do business under the laws of the State of New Jersey.

               2.   Authority.  Seller has full corporate power and
                    ---------
          authority to execute and deliver this Amendment No. 6 and the other agreements, documents and instructions executed and delivered and/or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of the Seller to authorize the execution, delivery and performance by Seller of this Amendment No. 6 and of such other agreements, documents and instruments and to consummate the transactions contemplated hereby and thereby have been duly and properly taken and obtained. This Amendment No. 6 has been duly executed and delivered by Seller and constitutes, and such other agreements, documents and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms. The execution and delivery by Seller of this Amendment No. 6 and such other agreements, documents and instruments and the consummation by Seller of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) or cause a Lien under, the corporate charter or by-laws of Seller or any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which Seller or its properties or assets is bound, except for any violations, conflicts, breaches or Liens which individually or in the aggregate would not have a material adverse effect on the business currently conducted by Seller. No approval, authorization, consent or other order of, action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Seller of this Amendment No. 6 or such other agreements, documents and instruments or the consummation by Seller of the transactions contemplated hereby or thereby.

               3.   Security.  Seller has no security interest in any asset
                    --------
          of Purchaser or its Subsidiary except for its security interest in the Collateral, as that term is defined in and pursuant to the Trademark Security Agreement as amended.

               4.   Disclosure.  No representation or warranty by Seller in
                    ----------
          this Amendment No. 6 contains or will contain any untrue state-ment of material fact or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          VII. Representations and Warranties of Purchaser.  Purchaser
               -------------------------------------------
          represents and warrants to Seller as follows:

               1.   Organization.  Purchaser is a corporation duly
                    ------------
          organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               2.   Authority.  Purchaser has full corporate power and
                    ---------
          authority to execute and deliver this Amendment No. 6 and the other agreements, documents and instruments executed and delivered and/or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery and consummation have been duly and properly taken and obtained.
          This Amendment No. 6 has been duly executed and delivered by Purchaser and constitutes, and such other agreements, documents and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms. The execution and delivery by Purchaser of this Amendment No. 6 and such other agreements, documents and instruments and the consummation by Purchaser of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) or cause a Lien under, the corporate charter or by-laws of Purchaser, or any indenture, mortgage, lease, agreement or other instrument to which Purchaser is a party or by which Purchaser or its properties or assets is bound, except for any violations, conflicts, breaches or Liens which individually or in the aggregate would not have a material adverse effect on the business currently conducted by Purchaser or its assets. No approval, authorization, consent or other order of, action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Purchaser of this Amendment No. 6 and/or the execution and delivery by Purchaser of such other agreements, documents and instruments or the consummation by Purchaser of the transactions contemplated hereby or thereby, except for filings and notices required by the Commission or pursuant to any securities law affecting Purchaser in connection with this Amendment No. 6.

               3.   SEC Documents.  Purchaser has furnished Seller with a
                    -------------
          true and complete copy of each report, schedule, registration statement and a definitive proxy statement filed by Purchaser with the SEC since January 1, 1995 (the "Recent Purchaser SEC
                                                   --------------------
          Documents") which are all the documents (other than preliminary
          ---------
          material) that Purchaser was required to file with the SEC since January 1, 1995. Except as set forth in Purchaser's Form 10-QSB filed with respect to the period ending on June 30, 1997, as of their respective dates, and subject to any qualifications contained herein, none of the Recent Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Except to the extent information contained in any Recent Purchaser SEC Document has been revised or superseded by a later-filed Recent Purchaser SEC Document, and subject to any qualifications contained therein, none of the Recent Purchaser SEC Documents currently contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Except as set forth in Purchaser's Form 10-QSB filed with respect to the period ending on June 30, 1997, the financial statements of Purchaser included in the Recent Purchaser SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules applicable to the preparation of reports on Form 10-QSB promulgated by the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the consolidated financial position of Purchaser and its consolidated Subsidiary as at the respective dates thereof and the consolidated results of their operations and changes in cash flow for the respective periods then ended.

               4.   Absence of Certain Changes or Events.  Since June 30,
                    ------------------------------------
          1997, there has not been or otherwise occurred any event which has had or, to the best of Purchaser's knowledge, could have a material adverse effect on the business, financial condition or results of operations of Purchaser and its Subsidiary taken as a whole.

               5.   Capitalization.  As of the date prior to the date
                    --------------
          hereof, (i) the authorized capital stock of Purchaser consists of 26,400,000 shares of Class A Stock and 900,000 shares of Class B Stock, 2,000,000 shares of Preferred Stock and none other; (ii)
          (A) 7,628,320 shares of Class A Stock, (B) 431,552 shares of Class B Stock and (C) no shares of Preferred Stock are issued and outstanding; and (iii) 2,600,000 shares of Class A Stock were reserved for issuance upon exercise of options granted pursuant to Purchaser's 1990 Stock Option Plan, as amended, 960,000 shares of Class A Stock are reserved for issuance under the unit purchase option plan for D.H. Blair & Co. arising out of a December, 1993 private placement; warrants to acquire 60,000 shares of Class A Stock at $4.50 per share held by Upsher-Smith Laboratories, Inc. expiring December 15, 1997 and warrants to acquire 150,000 shares of Class A Stock at $4.50 per share are held by Tsumura International, Inc. expiring March 30, 1998. There are no other authorized or issued shares of capital stock (preferred or otherwise) of any kind or nature whatsoever of Purchaser. Except as provided in clause (iii) of the next preceding sentence, there are no options, warrants, subscriptions, or other rights, agreements or commitments of any kind or nature whatsoever which may, do or could directly or indirectly require the issuance, sale or transfer by Purchaser of any shares of capital stock of Purchaser, including, without limitation, any securities convertible into or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of Purchaser. All of the 1997 Shares have been duly authorized and validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and are free and clear of all Liens excluding liens or encumbrances caused or created by Seller. Upon the issuance of the Warrant Shares, if ever, all of such Warrant Shares will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to, nor will they be issued in violation of, any preemptive rights, and will be free and clear of all Liens excluding liens or encumbrances caused or created by Seller. Purchaser has not amended, restated or otherwise modified either its certificate of incorporation or its by-laws from that provided by Purchaser to Seller in connection with Amendment No. 4. The last amendment, restatement or modification of its certificate of incorporation is dated October 21, 1991 and the last amendment, restatement or modification of its by-laws is dated October 21, 1991.

               6.   Agreements with Affiliates.  There are no agreements or
                    --------------------------
          other arrangements between or among Purchaser or any Subsidiary, on the one hand, and any Affiliated Person, on the other hand, except as described in the Recent Purchaser SEC Documents.

               7.   Disclosure.  No representation or warranty by Purchaser
                    ----------
          or Doak in this Amendment No. 6 or any other agreement, document or instrument executed and delivered or to be executed and delivered by Purchaser or Doak pursuant hereto or in connection herewith, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          VIII.     Amendment of Section 6.14(e).  Section 6.14(e) of the
                    ----------------------------
          Agreement is hereby amended to add the words "and/or Amendment No. 6" after the words "Amendment No. 5" in the two places in which the words "Amendment No. 5" appear.

          IX.  New Sections 6.16.  New Sections 6.16, 6.17, 6.18 and 6.19
               -----------------
          are hereby added to the Agreement to read in their entireties as follows:

                    "SECTION 6.16. Warrant.  1.  In consideration of Seller
                                   -------
               executing and delivering this Amendment No. 6 and for other good and valuable consideration, promptly after Purchaser is permitted to do so under applicable law, Purchaser shall issue to Seller, for no additional consideration, the Warrant to purchase seven hundred fifty thousand (750,000) shares of Class A Stock at an exercise price of $1.25 per share, exercisable (in full at any time or in part from time to time) (i) during the period commencing on May 1, 1999 and ending on April 30, 2001, in the event that the Warrant is issued to Seller on or before December 31, 1998, or (ii) during the period commencing on the six (6) month anniversary of the date that the Warrant is issued to Seller and ending on the thirty (30) month anniversary of the date that the Warrant is issued to Seller, in the event that the warrant is issued to Seller after December 31, 1998; provided that the applicable period during which the Warrant may be exercised pursuant to clause (i) or (ii) above, shall be extended for up to three consecutive twelve (12) month periods (the "Extended Exercise Period") if the exercise by Seller of the Warrant in full would cause Seller to own in excess of 19.98% of the issued and outstanding Class A Stock as of the last day of the applicable period during which the Warrant may be exercised pursuant to clause (i) or (ii) above or the prior Extended Exercise Period, as applicable.

                    2. Purchaser shall reserve and keep available out of its authorized but unissued Class A Stock the number of shares of such stock required for issuance upon the exercise of the Warrant (including any additional shares of such stock which may become so issuable by reason of the operation of anti-dilution provisions of the Warrant).


                    SECTION 6.17.  Reincorporation.  In consideration of
                                   ---------------
          Seller executing and delivering this Amendment No. 6 and for other good and valuable consideration, Purchaser agrees to submit to its stockholders for approval at Purchaser's 1998 Annual Meeting of stockholders, and shall use its best efforts to cause its stockholders to approve, a proposal to reincorporate Purchaser in Delaware. Seller agrees to vote its shares of Class A Stock in favor of such proposal.

                    SECTION 6.18.  Voting.  (a)  Subject to Subsection
                                   ------
               6.18(b) below, Seller shall vote all shares of Class A Stock owned by it on a pro rata basis in accordance with the
                                --- ----
               manner that (i) all other shares of Class A Stock are voted, with respect to all matters which are voted upon by holders of Class A Stock as a class (for example, if 70% of all shares of Class A Stock entitled to vote with respect to a matter are voted in favor of such matter and 30% are voted against it, 70% of the shares of Class A Stock owned by Seller shall be voted in favor of such matter and 30% shall be voted against it), or (ii) all other shares of Class A Stock and Class B Stock are voted, with respect to all matters which are voted upon by all holders of Class A Stock and Class B Stock (for example, if 70% of all shares of Class A Stock and Class B Stock entitled to vote with respect to a matter are voted in favor of such matter and 30% are voted against it, 70% of the shares of Class A Stock owned by Seller shall be voted in favor of such matter and 30% shall be voted against it).

                    (b) Notwithstanding the provisions of Subsection 6.18(a) above to the contrary, Seller shall have the right to vote all such shares of Class A Stock as it may determine in its sole discretion on all of the following matters:

                         a. any matter in connection with which Seller has dissenter or appraisal rights and Seller has exercised such dissenter or appraisal rights;

                         b. any matter voted upon after a bankruptcy proceeding is pending with respect to Purchaser (whether initiated voluntarily or involuntarily) under the U.S. Bankruptcy Code, as amended;

                         c.  any matter which, if approved, would
                    discriminate against any holder of five percent (5%) or more of the outstanding capital stock of Purchaser (including Seller); or

                         d. the stockholder vote referred to in 6.17 with respect to which Seller has agreed to vote its shares in the manner set forth in Section 6.17.

                    SECTION 6.19.  Redemption.  In the event that Purchaser
                                   ----------
               redeems any of its common capital stock from any holder(s) thereof (other than Seller), other than a pro rata
                                                         --- ----
               redemption from all holders of such stock, or any such stock is forfeited by any such holder(s), Purchaser shall notify Seller, in writing (the "Redemption Notice"), not less that twenty (20) days prior to any such action. Seller shall have the right to require Purchaser to redeem from Seller a pro rata number of Seller's shares of Class A Stock, by
               --- ----
               notifying Purchaser, in writing (the "Exercise Notice"), within ten (10) Business Days of Seller's receipt of the Redemption Notice from Purchaser. Seller's stock shall be redeemed at a price per share which is equal to the average of the bid and asked price published in the Wall Street Journal on the Business Day before the Exercise Notice is sent by Seller to Purchaser (or if there is no bid and asked price on such last Business Day, on the most recent day on which a bid and asked price had been published in the Wall Street Journal).

                    SECTION 6.20.  Restriction on Issuance of Additional
                                   -------------------------------------
               Class B Stock.  Purchaser agrees that until such time as (a)
               -------------
               a Registration Statement relating to the Shares and the 1997 Shares has been declared effective by the Commission, and
               (b) the Warrant has been issued, in each case in accordance with the terms hereof, Purchaser shall not issue any Class B Stock unless after such issuance the percentage of all issued and outstanding shares of Class B Stock directly owned by Daniel Glassman is no lower than the percentage of all issued and outstanding shares of Class B Stock directly owned by Daniel Glassman on the date hereof."

          X.   Amendment of Section 11.01.  Clause (vii) of Section 11.01
               --------------------------
          of the Agreement is hereby amended and restated in its entirety as follows:

                    "(vii)  A registration statement respecting the
               Shares and the 1997 Shares either (A) has not been filed by the date set forth in Section 5.2 or (B) shall cease to be effective for an aggregate of sixty (60) days unless the reason for any such event is the fault of Seller or circumstances outside the control of Purchaser."

          XI.  Condition Precedent to Effective Date.  This Amendment No. 6
               -------------------------------------
          shall not become effective until the date the following have occurred:

                    1. Purchaser shall have paid the Effective Date Payment in accordance with Section 2.03(g)(i); and

                    2. The parties shall have executed and delivered the other documents and agreements listed on Schedule A, contemplated by this Amendment No. 6, all in form and substance reasonably satisfactory to Seller.

          XII. Release.    Purchaser, on behalf of itself and its
               -------
          Subsidiary, hereby completely and forever waives, releases and discharges any claims, demands, liabilities, agreements or other obligations of any kind and nature whatsoever that either Purchaser or its Subsidiary or both has had, now has or hereafter may, could or shall have against Seller and/or its officers, directors and controlling persons with respect to any of the matters relating to or otherwise in connection with the Agreement (including, without limitation, the sale of the business by Seller to Purchaser on or about December 10, 1993), except, and only except, the obligations of Seller (a) pursuant to Sections 4, 5 and 6 of this Amendment No. 6; and (b) to indemnify Purchaser in respect of claims which are in the nature of product liability claims asserted by individuals for personal injury, and then only to such extent (and none others) pursuant to Section 9.05(b) of the Agreement.

          XIII.     Confidentiality.  Except in connection with an Event of
                    ---------------
          Default, Seller agrees to treat as confidential and not to disclose or use for purposes of investment or trading for its own account or the account of others, any information of a confidential or proprietary nature ("Confidential Information")
                                               ------------------------
          concerning Purchaser or its Subsidiary (i) unless such information is or becomes a matter of public record through no fault of Seller or Seller can demonstrate such information was known by Seller prior to such disclosure, (ii) except for any information given to Seller by any third party unless Seller knew or had a reasonable reason to believe that such third party did not have a right to give such information to Seller and (iii) except as Seller reasonably believes may be required by any applicable law. In no event shall Seller use any Confidential Information in violation of federal or state securities laws.

          XIV. Miscellaneous.
               -------------

               1.   Survival. The representations, warranties, covenants
                    --------
          and agreements contained in this Amendment No. 6, and in any agreements, documents or instruments delivered pursuant to this Amendment No. 6, shall survive the closing of the transactions contemplated by this Amendment No. 6 and shall remain in full force and effect.

               2.   Expenses.  Purchaser and Seller confirm that, in con
                    --------
          nection with and in satisfaction of Purchaser's obligation to reimburse Seller for Seller's attorneys and other fees incurred in connection with or otherwise relating to this Amendment No. 6 (including in connection with the other agreements, instruments and documents delivered pursuant to or in connection with this Amendment No. 6), Seller has agreed to accept and Purchaser has agreed to pay Seller (a) $15,000, in the event that the closing of the transactions contemplated hereby occurs on or prior to September 19, 1997, or (b) $25,000, in the event that the closing of the transactions contemplated hereby occurs after September 19, 1997, and Purchaser has made such payment on the date hereof.

               3.   Further Assurances.  From and after the date hereof,
                    ------------------
          upon request and at the cost and expense of Seller (except as otherwise provided in this Amendment No. 6), Purchaser shall take, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be required to carry out the transactions contemplated in this Amendment No. 6 and/or the other agreements, documents or instruments delivered pursuant to or in connection with this Amendment No. 6. From and after the date hereof, upon request and at the cost and expense of Purchaser (except as otherwise provided in this Amendment No. 6), Seller shall take, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers (including, without limitation, UCC-3 Termination Statements terminating any UCC-1 Financing Statements filed by Seller, as secured party, in connection with the Original Asset Purchase Agreement) as may be required to carry out the transactions contemplated in this Amendment No. 6 and/or the other agreements, documents or instruments delivered pursuant to or in connection with this Amendment No. 6.

               4.   Governing Law.  This Amendment No. 6 shall be governed
                    -------------
          by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

               5.   Publicity.  Each party shall be solely responsible for
                    ---------
          any press release or any other public announcement it issues with respect to this Amendment No. 6 or the transactions contemplated hereby; provided that, without limiting the generality of the preceding clause, Purchaser shall provide Seller with at least two (2) Business Days opportunity to comment on the press release Seller intends to issue upon the execution of this Amendment No.
          6. Except where required by law, each party shall provide the other with reasonable advance notice of any such press release or public announcement relating to this Amendment No. 6 and the transactions contemplated hereby and by the Original Asset Purchase Agreement.

               6.   Severability.  If any provision of the Agreement
                    ------------
          (including this Amendment No. 6) or the application thereof to any Person(s) or circumstance(s) shall be invalid or unenforceable to any extent, (i) the remainder of the Agreement and the application of such provision to other Person(s) or circumstance(s) shall not be affected thereby and (ii) each such provision shall be enforced to the greatest extent permitted by law.

               7.   Counterparts.  This Amendment No. 6 may be executed in
                    ------------
          two or more counterparts (and via fax), each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

               8.   Limited Amendment.  The provisions of the Original
                    -----------------
          Asset Purchase Agreement, as amended by this Amendment No. 6, shall remain in full force and effect, and except as expressly provided herein, shall remain unamended. Except as expressly provided herein, the provisions of all of the other agreements, documents and instruments executed and delivered in connection with the Original Asset Purchase Agreement shall remain in full force and effect and shall remain unamended.

          In the event of a conflict between the terms of this Amendment No. 6, and the terms of the Original Asset Purchase Agreement, the terms of this Amendment No. 6 shall be controlling.

               9.   References to the Agreement.  From and after the date
                    ---------------------------
          hereof, all references to the Original Asset Purchase Agreement in the other agreements, documents and instruments executed and delivered in connection with the Original Asset Purchase Agreement shall mean the Agreement.

               10.  Third Party Beneficiaries.  Notwithstanding Section
                    -------------------------
          12.16 of the Agreement, the individuals and/or entities other than Seller and Purchaser which are referred to in Section 5 of this Amendment No. 6 are intended third party beneficiaries of such Section 5 and shall have the right to fully enforce such provisions as fully as if they were a party hereto.

               11.  Specific Performance.  The parties agree that
                    --------------------
          irreparable damage would occur in the event that any of the provisions of this Amendment No. 6 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach of this Amendment No. 6 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed as of the day and year first above written.


                                             BRADLEY PHARMACEUTICALS, INC.


                                             By:
                                                Name:  DANIEL GLASSMAN
                                                Title:  Chief Executive
                                                        Officer


                                             BERLEX LABORATORIES, INC.


                                             By:
                                                Name:  WOLFGANG KUNZE
                                                Title:  Vice President

                                      SCHEDULE A


          Seller shall have received fully executed copies of the following, in form and substance reasonably satisfactory to
          Seller:

          1.   Letter Agreement with Daniel Glassman

          2. Officer's Certificate (together with Board resolutions) from Purchaser